UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 27, 2006
LINDSAY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13419	47-0554096

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification
Number)

2707 North 108th Street
Suite 102
Omaha, Nebraska		68164

(Address of principal executive offices)		(Zip Code)
(402) 428-2131
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Share Purchase Agreement
Term Note
Credit Agreement
First Bank Guarantee
Press Release

Item 1.01 Entry into a Material Definitive Agreement
     The information set forth below under Item 2.01 and Item 2.03 is hereby incorporated by reference into this Item 1.01.
Item 2.01 Completion of Acquisition or Disposition of Assets
     On December 27, 2006, Lindsay Italia S.R.L, a wholly owned subsidiary of Lindsay Corporation (“Lindsay”, the “Company”, or the “Registrant”) acquired all of the outstanding shares of Flagship Holding Ltd along with certain shares of Snoline, S.P.A. (“Snoline”), a subsidiary of Flagship. As a result, Snoline, a leading European designer and manufacturer of highway marking and safety equipment based in Milan, Italy, became an indirect subsidiary of Lindsay. Under the terms of the Share Purchase Agreement, which was entered into on the closing date of the acquisition, the selling shareholders have agreed to indemnify Lindsay with respect to various representations and warranties. The selling shareholders have delivered a First Demand Bank Guarantee from Unicredit S.p.A. in the amount of 1.5 million Euros (approximately $2.0 million) to secure this indemnity obligation.
     The purchase price paid in the transaction was 12.5 million Euros (approximately $16.5 million), pending final calculation based on the shareholder’s equity of Snoline as of the closing date. The purchase price was financed with approximately $3.3 million of cash on hand and $13.2 million of borrowings under the new term credit facility described in Item 2.03 of this report.
     There was no material relationship between Lindsay and the selling shareholders prior to the completion of the transaction.
     A copy of the Share Purchase Agreement by and among Mr. Franz M. Muller, Ms. Milla Muller, Ms. Giuseppina Pavesi Muller and Ms. Doretta Brugnera and Lindsay Italia S.R.L. is attached hereto as Exhibit 10.1 and the foregoing description of the terms of the transaction is qualified in its entirety by reference thereto.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     To finance the acquisition described above in Item 2.01, Lindsay Italia S.R.L. entered into an unsecured $13.2 million Term Note and Credit Agreement, each effective as of December 27, 2006, with Wells Fargo Bank, N.A. (collectively, the “Credit Agreement”). Borrowings under the Credit Agreement are guaranteed by Lindsay and bear interest at a rate equal to LIBOR plus 50 basis points. However, this variable interest rate has been converted to a fixed rate of 4.7% through an interest rate swap transaction with Wells Fargo Bank, N.A. Additionally, Lindsay Italia S.R.L. entered into a cross-currency swap transaction effectively fixing the currency exchange rate (Euros to U.S. Dollars) at 1.3195 for the term of the Credit Agreement. Principal is repaid quarterly in equal payments of $471,250 over a seven year period commencing March 27, 2007.
     The Credit Agreement contains certain covenants, including covenants relating to Lindsay’s financial condition. Upon the occurrence of any event of default specified in the

Credit Agreement, including a change in control of Lindsay (as defined in the Credit Agreement), all amounts due thereunder may be declared to be immediately due and payable.
     Copies of the Term Note and Credit Agreement are filed as Exhibits 10.2 and 10.3 hereto, respectively, and are incorporated herein by reference and the foregoing description of the terms of these documents is qualified in its entirety by reference thereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Share Purchase Agreement, dated December 22, 2006, by and among Mr. Franz M. Muller, Ms. Milla Muller, Ms. Giuseppina Pavesi Muller and Ms. Doretta Brugnera and Lindsay Italia S.R.L.

10.2	Term Note, dated December 27, 2006, by and between the Lindsay Italia S.R.L. and Wells Fargo Bank, N.A.

10.3	Credit Agreement, dated December 27, 2006, by and between the Lindsay Italia S.R.L. and Wells Fargo Bank, N.A.

10.4	First Bank Guarantee, dated December 27, 2006, by and between the Company and Wells Fargo Bank, N.A.

99.1	Press Release, dated December 28, 2006, issued by the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2006	LINDSAY MANUFACTURING CO.

	By:	/s/ David Downing

David Downing, Senior Vice President and
Chief Financial Officer